GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

LETTER FROM THE PRESIDENT AND COO

NOVEMBER 25, 2020

Dear Fellow Stockholder:

Griffin-American Healthcare REIT III recently filed its Quarterly Report on Form 10-Q with the United States Securities and Exchange Commission, or SEC, and I am pleased to provide a summary of our operations, particularly in light of the ongoing coronavirus, or COVID-19, pandemic.

Since the onset of the pandemic in March, the executive management team and board of directors of Griffin-American Healthcare REIT III have been focused on the preservation of cash and liquidity in order to help the company navigate the meaningful challenges that continue to impact our business. The country as a whole, and the healthcare industry in particular, have suffered significantly as a result of the pandemic, which shows no signs of abatement – indeed, we are now in the midst of a second wave of the virus, during which record levels of daily infections and hospitalizations continue.

As such, much of our portfolio continues to experience downward pressure on its various revenue streams. While medical office buildings continue to perform relatively well in the face of rising case counts, admission of new residents to our senior housing properties continues to be a significant problem as a result of the pandemic. This is illustrated in the steep year-over-year decline in occupancy[2] in our senior housing — RIDEA[3] properties from 82.8 percent for the nine months ended September 30, 2019 to 75.5 percent for the nine months ended September 30, 2020 and among our integrated senior health campuses from 86.1 percent for the nine months ended September 30, 2019 to 79.0 percent for the nine months ended September 30, 2020. Similarly, our skilled nursing facilities have yet to recover the resident occupancies seen prior to March. Higher operating costs at these assets continues to be the norm due to the greater reliance on personal protective equipment and expanded labor costs associated with providing proper care for residents while contending with a tremendous increase in safety and sanitation protocols.

The medical community understands COVID-19 far better today than it did just a few months ago, and we are now equipped with greater therapeutics and other treatments to mitigate its impact. Likewise, we are optimistic about the recent favorable reports regarding the efficacy of vaccines under clinical trial. However, it remains clear that we are in the midst of a worsening pandemic that will continue to test the country and our company for some time to come.

As you know, we took decisive actions during the early days of this crisis to strengthen our corporate liquidity in order to manage the unique risks brought on by this pandemic. These were difficult decisions, which included the suspension of monthly investor distribution payments, the company's share repurchase plan, or SRP, and distribution reinvestment plan, or DRIP, that were necessary in order to maintain the health of our balance sheet. Now more than two quarters into this pandemic, we continue to enjoy sufficient liquidity needed to manage through this ongoing crisis while maintaining portfolio leverage[4] of 46 percent as of September 30, 2020.

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Third Quarter 2020 Highlights and Accomplishments

- As of September 30, 2020, the company owned and/or operated a diversified portfolio of medical office buildings, hospitals, senior housing facilities, skilled nursing facilities, integrated senior health campuses and a real estate-related investment for an aggregate contract purchase price of $3.1 billion[5] and which is now estimated to have a value of approximately $3.7 billion.[6]

- The company completed third quarter acquisitions and completed the development and expansion of integrated senior health campuses, totaling $44.1 million, based on aggregate contract purchase price. Acquisitions were comprised of two previously leased real estate investments located in Indiana and Kentucky. Also, during the third quarter, the company completed the sale of one medical office building in Ohio for $3.5 million and one integrated senior health campus in Michigan for $10.0 million.

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, attributable to controlling interest, or MFFO, equaled $16.2 million for the third quarter 2020, representing a year-over-year decline of 27.5 percent compared to MFFO of $22.3 million during the third quarter 2019. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)

- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, attributable to controlling interest, or FFO, equaled $21.0 million during the third quarter 2020, as compared to $15.7 million during the third quarter 2019, representing a year-over-year increase of 33.1 percent. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)

- Net loss during the third quarter 2020 was $680,000 compared to net loss of $17.1 million during the third quarter 2019. (Please see financial reconciliation tables and notes at the end of this update for more information regarding net loss.)

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- Net operating income, or NOI, totaled approximately $46.2 million for the third quarter 2020, a decrease of 8.9 percent compared to third quarter 2019 NOI of $50.7 million. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)

- As of September 30, 2020, the company's non-RIDEA[3] property portfolio achieved a leased percentage of 91.5 percent and weighted average remaining lease term of 7.3 years, while the company's portfolio of senior housing — RIDEA[3] facilities and integrated senior health campuses achieved a leased percentage of approximately 75.5 percent and 79.0 percent, respectively. Portfolio leverage[4] was 46.0 percent.

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We remain optimistic that the COVID-19 pandemic ultimately will be brought under control, but fully understand that we have at least several more challenging months ahead of us. As such, we will remain vigilant and continue to take prudent steps to safeguard your investment and serve as good stewards of your capital. Should you have any questions, please do not hesitate to reach out to our Investor Relations department at 888-926-2688. We will, of course, continue to report back to you regularly.

Kind Regards,

Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

1. Based on "Current Employment Statistics – CES (National)," United States Department of Labor, Bureau of Labor Statistics. July 2020. https://www.bls.gov/web/empsit/ceseeb1b.htm. "Occupational Outlook Handbook" United States Department of Labor, Bureau of Labor Statistics. April 10, 2020. https://www.bls.gov/ooh/healthcare/home.htm.
2. Based on leases with residents which are generally for a term of one year or less.
3. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
4. Total debt divided by total market value of real estate and a real estate-related investment. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of September 30, 2020.
6. Based on the gross real estate and a real estate-related investment value estimated by an independent third-party valuation firm as of June 30, 2019 and for properties acquired subsequent to June 30, 2019, the aggregate contract purchase price as of September 30, 2020.

Certain statements contained herein may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to the effects of the COVID-19 pandemic, including its effects on the medical community and healthcare industry, all of the asset classes in our portfolio, increased labor and financial costs associated with safety and sanitation protocols and our company's financial performance, future challenges and determinations; our expectations regarding the duration, severity, treatment and future vaccines of COVID-19; our expectations regarding the long-term stability and strength of our portfolio and the effects of the changes to our distribution policy, DRIP and SRP. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current real estate investments; uncertainties regarding the severity, duration, treatment and future vaccines of COVID-19; uncertainties regarding the effects of the COVID-19 pandemic; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties regarding legislative and regulatory changes; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company's periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

PORTFOLIO AT-A-GLANCE (As of September 30, 2020)

PORTFOLIO SUMMARY

Purchase Price[(1)(2)]:	$3.1 billion
Buildings & Integrated Senior Health Campuses[(2)]:	219
Gross Leasable Area (Sq Ft)[(2)]:	13.9 million
Leased[(3)]:	91.5%
Weighted Average Remaining Lease Term[(3)]:	7.3 years
Portfolio Leverage[(4)]:	46.0%

PORTFOLIO ASSET MIX

(based on net operating income by segment)



Hospitals 5.5%
Senior Housing 7.6%
Integrated Senior Health Campuses 42.1%(5)(8)
Skilled Nursing Facilities 7.7%
Senior Housing – RIDEA 12.1%
Medical Office Buildings 25.0%

PROPERTY PORTFOLIO

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[(6)]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81%	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	93%	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83%	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	94%	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100%	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100%	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	69%	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL	23,000	100%	$9,900,000
Southlake TX Hospital[(2)]	Hospital	Dec 2014	Southlake, TX	142,000	100%	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	97%	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	87%	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	477,000	94%	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	72,000	67%	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing — RIDEA	Jan & Jun 2015, Jan 2017, Aug 2018 & Mar 2019	NC	272,000	51%	$113,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97%	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100%	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	75%	$13,000,000

PROPERTY PORTFOLIO (continued)

Real Estate Investments	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %[6]	Aggregate Contract Purchase Price
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	43%	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	80%	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	86%	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100%	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	82%	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	22%	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	76%	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	88%	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	91%	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	87%	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	98%	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	95%	$64,000,000
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100%	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100%	$40,000,000
Trilogy[2][7]	Integrated Senior Health Campuses[8]	Various	IN, KY, MI, OH	8,241,000	79%	$1,582,563,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	79%	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	62%	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	82%	$17,385,000
Lakeview IN Medical Plaza[2]	MOB	Jan 2016	Indianapolis, IN	163,000	94%	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	91%	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	79%	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	88%	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	91%	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	86%	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	100%	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	85%	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100%	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76%	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	87%	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	98%	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71%	$4,600,000

1. Based on aggregate contract purchase price of owned and/or operated real estate and a real estate-related investment, including completed development projects and net of dispositions and principal repayments, as of September 30, 2020.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. For the nine months ended September 30, 2020, our senior housing — RIDEA facilities and integrated senior health campuses were 75.5% and 79.0% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and a real estate-related investment. Total market value equals the aggregate contract purchase price paid for investments, or for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Calculated based on our 67.6% pro-rata ownership of Trilogy's total net operating income for the nine months ended September 30, 2020.
6. Leased percentage as of September 30, 2020 includes all leased space of the respective property including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage represents resident occupancy on the available units of the senior housing — RIDEA facilities or integrated senior health campuses.
7. As of September 30, 2020, we owned and/or operated 118 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
8. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

PORTFOLIO AT-A-GLANCE (As of September 30, 2020)

PROPERTY MAP



LEGEND

- Medical Office Buildings
- Hospitals
- Senior Housing
- Senior Housing – RIDEA
- Skilled Nursing Facilities
- Integrated Senior Health Campuses

FINANCIAL RECONCILIATION (For The Three and Nine Months Ended September 30, 2020 and 2019)

FFO and MFFO Reconciliation

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
	2020	2019	2020	2019
Net (loss) income	$ (680,000)	$ (17,103,000)	$ 12,324,000	$ (10,400,000)
Add:				
Depreciation and amortization related to real estate — consolidated properties	24,591,000	36,778,000	74,250,000	87,149,000
Depreciation and amortization related to real estate — unconsolidated entities	762,000	367,000	2,270,000	819,000
Impairment of real estate investments	—	—	8,335,000	—
Less:				
Gain on dispositions of real estate investments	(1,037,000)	—	(1,037,000)	—
Net loss (income) attributable to noncontrolling interests	1,375,000	(201,000)	(7,779,000)	(2,979,000)
Depreciation, amortization, impairments and gain on dispositions — noncontrolling interests	(4,061,000)	(4,106,000)	(13,743,000)	(12,345,000)
FFO attributable to controlling interest	$ 20,950,000	$ 15,735,000	$ 74,620,000	$ 62,244,000
Acquisition related expenses(1)	$ 54,000	$ 4,000	$ 307,000	$ (292,000)
Amortization of above- and below-market leases(2)	42,000	40,000	77,000	175,000
Amortization of closing costs(3)	44,000	37,000	125,000	237,000
Change in deferred rent(4)	(1,067,000)	2,450,000	(1,471,000)	1,136,000
Loss on extinguishment of debt(5)	—	2,179,000	—	2,179,000
(Gain) loss in fair value of derivative financial instruments(6)	(1,763,000)	1,169,000	5,671,000	5,846,000
Foreign currency (gain) loss(7)	(1,945,000)	1,464,000	1,303,000	1,654,000
Adjustments for unconsolidated entities(8)	200,000	344,000	754,000	1,099,000
Adjustments for noncontrolling interests(8)	(346,000)	(1,110,000)	(1,177,000)	(2,035,000)
MFFO attributable to controlling interest	$ 16,169,000	$ 22,312,000	$ 80,209,000	$ 72,243,000
Weighted average common shares outstanding — basic and diluted	193,856,887	195,669,002	194,273,579	196,705,085
Net (loss) income per common share — basic and diluted	—	$ (0.09)	$ 0.06	$ (0.05)
FFO attributable to controlling interest per common share — basic and diluted	$ 0.11	$ 0.08	$ 0.38	$ 0.32
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.08	$ 0.11	$ 0.41	$ 0.37

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under accounting principles generally accepted in the United States, or GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, direct closing costs are amortized over the term of our debt security investment as an adjustment to the yield on our debt security investment. This may result in income recognition that is different than the contractual cash flows under our debt security investment. By adjusting for the amortization of the closing costs related to our debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our debt security investment terms, providing insight on the expected contractual cash flows of such debt security investment, and aligns results with our analysis of operating performance.

(4) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5) The loss associated with the early extinguishment of debt primarily includes the write-off of unamortized deferred financing fees, write-off of unamortized debt discount, penalties or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going business transactions and operations and is consistent with management's analysis of our operating performance.

(6) Under GAAP, we are required to include changes in fair value of our derivative financial instruments in the determination of net income or loss. We believe that adjusting for the change in fair value of our derivative financial instruments to arrive at MFFO is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7) We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8) Includes all adjustments to eliminate the unconsolidated entities' share or noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

Net Operating Income Reconciliation

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,	
	2020	2019	2020	2019
Net (loss) income	$ (680,000)	$ (17,103,000)	$ 12,324,000	$ (10,400,000)
General and administrative	6,969,000	7,675,000	21,324,000	21,104,000
Acquisition related expenses	54,000	4,000	307,000	(292,000)
Depreciation and amortization	24,591,000	36,778,000	74,250,000	87,149,000
Interest expense	15,466,000	22,215,000	59,086,000	65,511,000
Gain on dispositions of real estate investments	(1,037,000)	—	(1,037,000)	—
Impairment of real estate investments	—	—	8,335,000	—
Loss from unconsolidated entities	2,855,000	766,000	3,065,000	1,713,000
Foreign currency (gain) loss	(1,945,000)	1,464,000	1,303,000	1,654,000
Other income	(203,000)	(1,923,000)	(1,279,000)	(2,377,000)
Income tax expense (benefit)	150,000	840,000	(2,942,000)	1,150,000
Net operating income	$ 46,220,000	$ 50,716,000	$ 174,736,000	$ 165,212,000